Exhibit 10.37

Execution version

SIXTEENTH AMENDMENT TO AMENDED AND RESTATED
REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

THIS SIXTEENTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into May 30, 2018 by and among AIR INDUSTRIES MACHINING, CORP. (as successor by merger with Gales Industries Acquisition Corp., Inc.) (“Air”), a corporation organized under the laws of the State of New York, WELDING METALLURGY, INC. (as successor by merger with WMS Merger Corp.) (“WM”), a corporation organized under the laws of the State of New York, NASSAU TOOL WORKS, INC. (formerly known as NTW Operating Inc.) (“Nassau”), a corporation organized under the laws of the State of New York, WOODBINE PRODUCTS, INC. (“WP”), a corporation organized under the laws of the State of New York, EUR-PAC CORPORATION (“Eur-Pac”), a corporation organized under the laws of the State of Connecticut, ELECTRONIC CONNECTION CORPORATION (“ECC”), a corporation organized under the laws of the State of Connecticut, and THE STERLING ENGINEERING CORPORATION (“STERLING”), a corporation organized under the laws of the State of Connecticut, (“Sterling,” and collectively with Air, WM, Nassau, WP, EUR-PAC and ECC, the “Borrower”), a corporation organized under the laws of the State of New York, AIR INDUSTRIES GROUP (as successor by merger with Air Industries Group, Inc. f/k/a Gales Industries Incorporated, a Delaware corporation)(“AIR GROUP”) a corporation organized under the laws of the State of Nevada and AIR REALTY GROUP, LLC (“REALTY,” and collectively with AIR GROUP and with the Borrower, the “Obligor”), a limited liability company organized under the laws of the State of Connecticut, and PNC BANK, NATIONAL ASSOCIATION (“PNC”), the various financial institutions named therein or which hereafter become a party thereto, (together with PNC, collectively, “Lenders”) and PNC as agent for Lenders (in such capacity, “Agent”).

RECITALS

WHEREAS, Obligor and PNC entered into a certain Amended and Restated Revolving Credit, Term Loan and Security Agreement dated June 27, 2013 (which has been, is being and may be further amended, replaced, restated, modified and/or extended, the “Loan Agreement”);

WHEREAS, Borrower has requested that PNC consent to the sale of all of the assets of WM to CPI Aerostructures, Inc. for valuable consideration, specifically gross cash proceeds of up to approximately $10,000,000, including contingency payments (the “Sale”);

WHEREAS, as a condition to PNC’s consent to the Sale, Borrower has agreed to apply the proceeds of the Sale to, among other things, the following specific uses: (i) pay down the outstanding balance of Revolving Advances in an amount necessary to maintain compliance with Section 2.6 of the Loan Agreement, (ii) $1,000,000 to be applied and utilized by Borrower for Borrower’s working capital needs; and (iii) any remaining balance to be applied towards the existing Term Loan; and

WHEREAS, Obligor has requested modifications to the terms of the Loan Agreement as set forth in this Agreement.

Now, therefore, in consideration of PNC’s continued extension of credit and the agreements contained herein, the parties agree as follows:

AGREEMENT

1)	ACKNOWLEDGMENT OF BALANCE. Obligor acknowledges that the most recent statement of account sent to Obligor with respect to the Obligations is correct.

2)	MODIFICATIONS. The Loan Agreement be and hereby is modified as follows:

(a)	The following new definitions are hereby added to Section 1.2 of the Loan Agreement to read as follows:

“Beneficial Owner” shall mean, for each Borrower, each of the following: (a) each individual, if any who, directly or indirectly, owns 25% or more of such Borrower’s Equity Interests; and (b) a single individual with significant responsibility to control, manage, or direct such Borrower.

“Certificate of Beneficial Ownership” shall mean, for each Borrower, a certificate in form and substance acceptable to Agent (as amended or modified by Agent from time to time in its sole discretion), certifying, among other things, the Beneficial Owner of such Borrower.

“Sixteenth Amendment Closing Date” shall mean May 30, 2018.

“WM Sale” shall mean the sale of the assets of WM to CPI Aerostructures, Inc. for valuable consideration, specifically gross cash proceeds of up to approximately $10,000,000.

(b)	The following definitions contained in Section 1.2 of the Loan Agreement are hereby amended to read as follows:

“EBITDA” shall mean for any period with regard to Air Group the sum of (i) Earnings Before Interest and Taxes for such period on a consolidated basis plus (ii) depreciation expenses for such period on a consolidated basis, plus (iii) amortization expenses for such period on a consolidated basis, plus (iv) stock compensation expense from continuing operations, as defined per GAAP.

“Inventory Sublimit” shall mean (i) 15,000,000 until the WM Sale is closed and (ii) $10,000,000 upon the closing of the WM Sale and thereafter.

“Maximum Loan Amount” shall mean (i) Until the WM Sale is closed, $22,856,000 less repayments of the Term Loan and (ii) Upon the closing of the WM Sale and thereafter, $17,856,000.00 less repayments of the Term Loan.]

“Maximum Revolving Advance Amount” shall mean (i) Until the WM Sale is closed, $20,000,000, and (ii) Upon the closing of the WM Sale and thereafter, $15,000,000.00.

“Revolving Interest Rate” shall mean an interest rate per annum equal to (a) the sum of the Alternate Base Rate plus three percent (3.00%) with respect to Domestic Rate Loans and (b) the sum of the Eurodollar Rate plus four and one half percent (4.50%) with respect to Eurodollar Rate Loans.

“Term Loan Rate” shall mean an interest rate per annum equal to (a) the sum of the Alternate Base Rate plus three percent (3.00%) with respect to Domestic Rate Loans and (b) the sum of the Eurodollar Rate plus four and one half percent (4.50%) with respect to Eurodollar Rate Loans.

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“Termination Date” shall mean December 31, 2018 or such other date as the Lenders may agree in writing to extend the Termination Date until, without there being any obligation on the part of the Lenders to extend the Termination Date.

(c)	Section 2.1 is hereby deleted and replaced with a new Subsection 2.1 to read as follows:

2.1       Revolving Advances.

(a)       Amount of Revolving Advances. Subject to the terms and conditions set forth in this Agreement specifically including Section 2.1(b), each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Lender’s Revolving Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount, less the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit or (y) an amount equal to the sum of:

(i)       up to the sum of (A) 85%, subject to the provisions of Section 2.1(b) hereof (the “Receivables Advance Rate A”), of Eligible Receivables that do not constitute Eligible Unassigned Government Receivables (specifically excluding all Eligible Receivables of Sigma) plus (B) the lesser of (I) 50%, subject to the provisions of Section 2.1(b) hereof (the “Receivables Advance Rate B” and collectively with the Receivables Advance Rate A, the “Receivables Advance Rate”), of Eligible Unassigned Government Receivables (specifically excluding all Eligible Unassigned Government Receivables of Sigma) and (II) the Unassigned Government Receivables Sublimit, plus

(ii)       up to the lesser of (A) 75%, subject to the provisions of Section 2.1(b) hereof, of the value of the Eligible Inventory (specifically excluding all Eligible Inventory of Sigma), (B) (1) Until the WM Sale is closed, 90% of the appraised net orderly liquidation value of Eligible Inventory (as evidenced by an Inventory appraisal satisfactory to Agent in its sole discretion exercised in good faith and specifically excluding all Eligible Inventory of Sigma) and (2) Upon the closing of the WM Sale and thereafter, 85% of the appraised net orderly liquidation value of Eligible Inventory (as evidenced by an Inventory appraisal satisfactory to Agent in its sole discretion exercised in good faith and specifically excluding all Eligible Inventory of Sigma), or (C) the Inventory Sublimit in the aggregate at any one time (“Inventory Advance Rate” and together with the Receivables Advance Rate, collectively, the “Advance Rates”), minus

(iii)       such reserves as Agent may reasonably deem proper and necessary from time to time.

The amount derived from the sum of (x) Sections 2.1(a)(y)(i) and (ii) minus (y) Section 2.1 (a)(y)(iii) at any time and from time to time shall be referred to as the “Formula Amount”. The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the “Revolving Credit Note”) substantially in the form attached hereto as Exhibit 2.1(a).

(b)       Discretionary Rights. The Advance Rates may be increased or decreased by Agent at any time and from time to time in the exercise of its reasonable discretion. Each Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing or imposing reserves may limit or restrict Advances requested by Borrowing Agent. The rights of Agent under this subsection are subject to the provisions of Section 16.2(b).

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(d)	Section 5.28 is hereby added to the Loan Agreement to read as follows:

5.28       Certificate of Beneficial Ownership. The Certificate of Beneficial Ownership executed and delivered to Agent and Lenders for each Borrower on or prior to the date of this Agreement, as updated from time to time in accordance with this Agreement, is accurate, complete and correct as of the date hereof and as of the date any such update is delivered. The Borrower acknowledges and agrees that the Certificate of Beneficial Ownership is one of the Other Documents.

(e)	Section 6.16 is hereby added to the Loan Agreement to read as follows:

6.16       Certificate of Beneficial Ownership and Other Additional Information. Provide to Agent and the Lenders: (i) confirmation of the accuracy of the information set forth in the most recent Certificate of Beneficial Ownership provided to the Agent and Lenders; (ii) a new Certificate of Beneficial Ownership, in form and substance acceptable to Agent and each Lenders, when the individual(s) to be identified as a Beneficial Owner have changed; and (iii) such other information and documentation as may reasonably be requested by Agent or any Lender from time to time for purposes of compliance by Agent or such Lender with applicable laws (including without limitation the USA Patriot Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by Agent or such Lender to comply therewith.

(f)	Subsection 6.5(a) and 6.5(b) are hereby deleted from the Loan Agreement in their entirety and replaced with the following new Section 6.5:

Minimum EBITDA. Maintain EBITDA of not less than (i) $75,000 for the three-month period ending March 31, 2018, (ii) $485,000 for the six month period ending June 30, 2018, and (iii) $1,200,000 for the nine-month period ending September 30, 2018.

(g)	Subsection 7.5 is hereby deleted from the Loan Agreement in its entirety and replaced with the following new Section 7.5:

7.5       Loans. Make advances, loans or extensions of credit to any Person, including any Parent, Subsidiary or Affiliate except with respect to the extension of commercial trade credit in connection with the sale of Inventory in the Ordinary Course of Business.

(h)	Subsection 7.7 is hereby deleted from the Loan Agreement in its entirety and replaced with the following new Section 7.7:

7.7.       Dividends. Declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of Obligor (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of Obligor.

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3)	GUARANTOR’S RATIFICATION. (A) AIR GROUP hereby reaffirms its continuing obligations under the terms of that certain Guaranty and Suretyship Agreement dated August 24, 2007 executed by Air Industries Group, Inc. f/k/a Gales Industries Incorporated, a Delaware corporation, and (B) Air Realty Group, LLC, a Connecticut limited liability company, hereby reaffirms its continuing obligations under the terms of that certain Continuing Unlimited Guaranty dated March 9, 2015 (collectively, the “Guaranty”), and each acknowledges that (i) it has read this Agreement, (ii) the Obligations under the Loan Agreement are secured by the Guaranty, and (iii) they make such reaffirmation with full knowledge of the terms thereof.

4)	WAIVER OF DEFAULT. Agent, on behalf of the Lenders, hereby waives Borrower’s failure to comply with Subsection 6.5(a), the Fixed Charge Coverage Ratio covenant, for the periods ending September 30, 2017, December 31, 2017 and March 31, 2018. Such waiver is solely for such periods and does not extend to any other default which might exist now or in the future.

5)	CONSENT TO SALE AND THE USE OF PROCEEDS THEREOF AND RELEASE OF COLLATERAL. Subject to the conditions set forth herein, Agent, on behalf of the Lenders, will consent to the Sale and the application of the net proceeds thereof to the uses described in the third Recital of this Agreement. Agent’s consent to the Sale is conditioned upon (i) Agent’s receipt of the specific list of assets to be sold pursuant to the Sale, (ii) Agent’s receipt of copies of all documentation executed in connection with the Sale, including but not limited to the purchase agreement, bill of sale, and closing statement with respect thereto, (iii) $2,000,000 of the escrowed funds pursuant to the Sale being assigned to PNC as Collateral for the Obligations, and (iv) Agent’s receipt of any other information or documentation reasonably requested by Agent. Upon the closing of the Sale to Agent’s satisfaction, Agent will unconditionally release WM from any and all obligations relating to, arising from, or in connection with, the Loan Agreement and the Other Documents, and will release and terminate any security interest, or lien granted by WM to Agent or Lenders thereunder on the assets sold pursuant to the Sale. Agent will authorize an appropriate letter to the purchaser of the assets pursuant to the Sale to confirm PNC’ s release of its security interest and lien on such assets being sold. For the avoidance of doubt, WM shall be recognized as a discontinued operation as of the fiscal year ended December 31, 2017.

6)	ACKNOWLEDGMENTS. Borrower acknowledges and represents that:

(A)       the Loan Agreement and Other Documents, as amended hereby, are in full force and effect without any defense, claim, counterclaim, right or claim of set-off;

(B)       to the best of its knowledge, no default by the Agent or Lenders in the performance of their duties under the Loan Agreement or the Other Documents has occurred;

(C)       all representations and warranties of the Borrower contained herein, in the Loan Agreement and in the Other Documents are true and correct in all material respects as of this date, except for any representation or warranty that specifically refers to an earlier date;

(D)       Borrower has taken all necessary action to authorize the execution and delivery of this Agreement; and

(E)       this Agreement is a modification of an existing obligation and is not a novation.

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7)	PRECONDITIONS. As preconditions to the effectiveness of any of the modifications, consents, or waivers contained herein, the Borrower agrees to:

(A)       provide the Agent with this Agreement, properly executed;

(B)       pay to Agent an Amendment and Waiver Fee in the amount of $125,000 payable as follows: (i) $62,500 due on the Sixteenth Amendment Closing Date and (ii) the remaining $62,500 due thirty (30) days later;

(C)       provide the Agent with Secretary’s Certificates and Resolutions of the Obligor approving the transaction;

(D)       provide Agent with a copy of all executed documentation with respect to the Sale;

(E)       pay all legal fees incurred by the Agent in entering into this Agreement to Wilentz, Goldman & Spitzer; and

(F)       pay all other fees and costs incurred by the Agent in entering into this Agreement.

8)	MISCELLANEOUS. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without reference to that state’s conflicts of law principles. This Agreement, the Loan Agreement and the Other Documents constitute the sole agreement of the parties with respect to the subject matter thereof and supersede all oral negotiations and prior writings with respect to the subject matter thereof. No amendment of this Agreement, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing and signed by the parties hereto. The illegality, unenforceability or inconsistency of any provision of this Agreement shall not in any way affect or impair the legality, enforceability or consistency of the remaining provisions of this Agreement, the Loan Agreement or the Other Documents. This Agreement, the Loan Agreement and the Other Documents are intended to be consistent. However, in the event of any inconsistencies among this Agreement, the Loan Agreement and/or any of the Other Documents, the terms of this Agreement, then the Loan Agreement, shall control. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed an original, but all such counterparts shall together constitute one and the same agreement.

9)	DEFINITIONS. The terms used herein and not otherwise defined or modified herein shall have the meanings ascribed to them in the Loan Agreement. The terms used herein and not otherwise defined or modified herein or defined in the Loan Agreement shall have the meanings ascribed to them by the Uniform Commercial Code as enacted in State of New York.

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IN WITNESS WHEREOF, the undersigned have signed and sealed this Agreement the day and year above written.

ATTEST:		AIR INDUSTRIES MACHINING, CORP.

By:	/s/ MICHAEL RECCA	By:	/s/ LUCIANO MELLUZZO
	Name: MICHAEL RECCA		Name: LUCIANO MELLUZZO
	Title: Chief Financial Officer		Title: Chief Executive Officer

ATTEST:		WELDING METALLURGY, INC. (as
successor by merger with WMS Merger Corp.)

By:	/s/ MICHAEL RECCA	By:	/s/ LUCIANO MELLUZZO
	Name: MICHAEL RECCA		Name: LUCIANO MELLUZZO
	Title: Chief Financial Officer		Title: Chief Executive Officer

ATTEST:		NASSAU TOOL WORKS, INC.
(formerly known as NTW Operating Inc.)

By:	/s/ MICHAEL RECCA	By:	/s/ LUCIANO MELLUZZO
	Name: MICHAEL RECCA		Name: LUCIANO MELLUZZO
	Title: Chief Financial Officer		Title: Chief Executive Officer

(SIGNATURES CONTINUED ON NEXT PAGE)

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ATTEST:		AIR INDUSTRIES GROUP

By:	/s/ MICHAEL RECCA	By:	/s/ LUCIANO MELLUZZO
	Name: MICHAEL RECCA		Name: LUCIANO MELLUZZO
	Title: Chief Financial Officer		Title: Chief Executive Officer

ATTEST:		WOODBINE PRODUCTS, INC.

By:	/s/ MICHAEL RECCA	By:	/s/ LUCIANO MELLUZZO
	Name: MICHAEL RECCA		Name: LUCIANO MELLUZZO
	Title: Chief Financial Officer		Title: Chief Executive Officer

ATTEST:		EUR-PAC CORPORATION

By:	/s/ MICHAEL RECCA	By:	/s/ LUCIANO MELLUZZO
	Name: MICHAEL RECCA		Name: LUCIANO MELLUZZO
	Title: Chief Financial Officer		Title: Chief Executive Officer

ATTEST:		ELECTRONIC CONNECTION CORPORATION

By:	/s/ MICHAEL RECCA	By:	/s/ LUCIANO MELLUZZO
	Name: MICHAEL RECCA		Name: LUCIANO MELLUZZO
	Title: Chief Financial Officer		Title: Chief Executive Officer

(SIGNATURES CONTINUED ON NEXT PAGE)

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ATTEST:		THE STERLING ENGINEERING CORPORATION

By:	/s/ Michael Recca	By:	/s/ Luciano Meluzzo
	Name: MICHAEL RECCA		Name: LUCIANO MELLUZZO
	Title: Chief Financial Officer		Title: Chief Executive Officer

ATTEST:		AIR REALTY GROUP, LLC

By:	/s/ Michael Recca	By:	/s/ Luciano Melluzzo
	Name: MICHAEL RECCA		Name: LUCIANO MELLUZZO
	Title: Chief Financial Officer		Title: Chief Executive Officer

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PNC BANK, NATIONAL ASSOCIATION
Lender and as Agent

By:	/s/ VICTOR ALARCON
Name: VICTOR ALARCON
Title: Senior Vice President

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